UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 19, 2019

CUBESMART

CUBESMART, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (CubeSmart) Delaware (CubeSmart, L.P.)	001-32324 000-54462	20-1024732 34-1837021
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Old Lancaster Road
Malvern, Pennsylvania 19355

(Address of Principal Executive Offices)

(610) 535-5000

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, $0.01 par value per share, of CubeSmart	CUBE	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company (CubeSmart) ☐

Emerging Growth Company (CubeSmart, L.P.) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

CubeSmart ☐

CubeSmart, L.P. ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

On June 19, 2019, CubeSmart and CubeSmart, L.P., the limited partnership through which CubeSmart owns its assets and conducts its operations, entered into an Amended and Restated Credit Agreement (the “Credit Facility”) with the lenders referred to therein (the “Lenders”), and Wells Fargo Bank, National Association, as administrative agent for the Lenders (the “Agent”).  The Credit Facility is comprised of a $750 million unsecured revolving facility maturing in June 2024.  The Credit Facility amends and restates in its entirety our unsecured credit facility dated as of December 9, 2011 (as amended and in effect immediately prior to the date hereof, the “Prior Facility”), and as of June 19, 2019, consisted of a $500 million unsecured revolving credit facility.

Pricing on the Credit Facility depends on our unsecured debt credit rating.  At our current, unsecured debt credit rating of Baa2/BBB, amounts drawn under the revolving facility are priced at 0.0950% over LIBOR, with no LIBOR floor.

We used initial advances under the Credit Facility at closing to repay all amounts that we had drawn under the Prior Facility and a $100.0 million unsecured term loan maturing in January 2020.

The Credit Facility contains customary affirmative and negative covenants and also contains financial covenants that, among other things, require us to comply with leverage and fixed charge coverage ratio tests.  The lenders may accelerate amounts outstanding under the Credit Facility upon the occurrence of an event of default, including our failure to pay amounts due or filing of bankruptcy proceedings.  CubeSmart and CubeSmart, L.P. are jointly and severally obligated under the Credit Facility.

The amounts available from time to time under the Credit Facility are subject to customary conditions, including satisfaction of financial covenants.

The foregoing description of the Credit Facility is qualified in its entirety by the full terms and conditions of the Credit Facility, a copy of which we have attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Entry Sheet Arrangement of a Registrant.

The information reported in Item 1.01 of this current report on Form 8-K is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1

Amended and Restated Credit Agreement dated as of June 19, 2019 by and among CubeSmart, L.P., CubeSmart, the lenders referred to therein, and Wells Fargo Bank, National Association, as administrative agent for the Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBESMART

Date: June 21, 2019
	By:	/s/ Jeffrey P. Foster
	Name:	Jeffrey P. Foster
	Title:	Senior Vice President, Chief Legal Officer & Secretary

CUBESMART, L.P.

By: CubeSmart, its general partner

Date: June 21, 2019
	By:	/s/ Jeffrey P. Foster
	Name:	Jeffrey P. Foster
	Title:	Senior Vice President, Chief Legal Officer & Secretary